                                                                    EXHIBIT 10.1

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------
                                  Lots 1 and 2
                                  ------------
                          Tanasbourne Commerce Center
                          ---------------------------


1. Summary of Terms.
--------------------

   1.1                          Date of this Agreement:             August 13, 1997

   1.2                          Parties:     PURCHASER:            Etec Systems, Inc., a Nevada Corporation
                                                                   c/o Ms. Yvone Hobbs, Director of Facilities
                                                                   26460 Corporate Avenue
                                                                   Hayword, CA  94545
                                                                   Telephone: (510) 783-9210 Facsimile: (510) 780-3845

                                             SELLER:               Standard Insurance Company, an Oregon corporation
                                                                   c/o Jan Espy
                                                                   1100 SW Sixth Avenue
                                                                   Portland, OR  97204
                                                                   Telephone: (503) 321-7006

   Property/Location:                                              Lots 1 and 2
   (Paragraph 3)                                                   Tanasbourne Commerce Center
                                                                   Hillsboro, Oregon

   Purchase Price:                                                 $3.64 per net usable square foot, as surveyed
   (Paragraph 4)                                                   $2,398,065.00

   Terms:                                                          (a) Cash earnest money, cash at close of escrow
   (Paragraph 4)                                                   (b) Purchase is approximately 15.12 acres

   Deposit:                                                        $50,000.00 cash at opening of escrow

   (Paragraph 5.a)

   Escrow Holder:                                                  First American Title Insurance Company
   (Paragraph 6)                                                   200 SW Market Street
                                                                   Portland, OR  97201-5786
                                                                   Telephone:  (503) 795-7600

   Closing Date:                                                   Wednesday, November 12, 1997
   (Paragraph 6)

   Contingency Period:                                             Tuesday, September 30, 1997
   (Paragraph 8)

   Option to Extend:                                               One (1) Thirty day option to extend Contingency Period
   (Paragraph 8)                                                   Additional Deposit of $25,000, cash, extend to
                                                                   October 29, 1997

   Right to Repurchase:                                            SELLER Right to Repurchase if construction fails to
   (Paragraph 25)                                                  commence within thirty-six (36) months

The summary of terms included in this paragraph is for reference purposes only, and each term shall be construed in conjunction and limited by references appearing in other provisions of this Purchase and Sale Agreement. In the event of any conflict between the summary and the more specific description appearing in the following paragraphs of the document, the detailed provisions which follow shall apply.

2. PARTIES.  THIS AGREEMENT is made and entered into by and between STANDARD
   --------
        INSURANCE COMPANY, an Oregon corporation, (hereinafter referred to as "SELLER"), and ETEC SYSTEMS, INC., a Nevada corporation and/or assigns (hereinafter referred to as "PURCHASER") as of the date specified in Paragraph 1.1.

3. PROPERTY.  PURCHASER will purchase from SELLER and SELLER will sell to
   --------
        PURCHASER the Property on the terms herein set forth. The term "Property" means collectively the following: Lot 1 and Lot 2, Tanasbourne Commerce Center in Hillsboro, Oregon, described on Exhibit "A" attached hereto and all rights, privileges and appurtenances thereunto belonging or appertaining, including all rights, title and interest of SELLER in and to the streets, alleys and rights-of-way adjacent thereto and any easements benefiting such land ("Real Property"); all improvements and fixtures located on the Real Property ("Improvements"); all assignable continuing contracts, business licenses, utility contracts, plans and specifications, warranties, governmental approvals and development rights (if any) related to the Real Property and/or the Improvements and/or any part thereof (the "Intangible Property").

  (a)   REDUCTION OF LANDSCAPE AND SIGN EASEMENT.  Prior to closing SELLER, at
        ----------------------------------------
           SELLER'S expense, shall construct a retaining wall and reduce the Landscape and Sign Easement area at the southwest corner of Lot 1, to increase the useable area of Lot 1 to approximately 5.457 acres.

4. PURCHASE PRICE.  The total purchase price ("Purchase Price") shall be
   --------------
        calculated by using the exact net usable square footage as surveyed, multiplied by $4.00 per square foot for areas outside the Bonneville Power Administration (BPA) easement areas, Landscape and Sign Maintenance Areas and $2.50 per square foot for the land inside the forgoing areas. The BPA Access roadway shall not be included in the pricing. Sales price is approximately Two Million Thirty Thousand Four Hundred Nineteen Dollars ($2,030,419) for the useable portions of Lots 1 and 2, and approximately Three Hundred Sixty Seven Thousand Six Hundred Six Dollars ($367,646) for the BPA easement area, Landscape and Sign Easement areas, for a total Purchase Price of approximately TWO MILLION THREE HUNDRED NINETY EIGHT THOUSAND SIXTY FIVE DOLLARS ($2,398,065), paid in cash at closing.

5. PAYMENT OF PURCHASE PRICE.  Purchase Price shall be paid by PURCHASER to
   -------------------------
        SELLER through "Escrow Holder" (as defined below) as follows:

   (a) DEPOSIT.  Upon execution of this Agreement, PURCHASER shall deposit in
       -------
           "Escrow" (as defined below) an earnest money deposit in the amount of Fifty Thousand Dollars ($50,000.00) (the "Deposit"). The Escrow Holder shall invest the Deposit held by it in a federally insured, interest-bearing account. The accrued interest shall be treated as part of the Deposit. If the Deposit is retained by the SELLER, the SELLER shall receive the interest. If the Deposit is returned to the PURCHASER, the PURCHASER shall receive the interest. At Closing, the Deposit, together with interest on it, shall be credited toward payment of the Purchase Price.

   (b) BALANCE OF PURCHASE PRICE DUE ON CLOSING.  At the "Close of Escrow" (as
       ----------------------------------------
           defined below), PURCHASER shall pay into Escrow, by certified or bank check or wire transfer, for SELLER'S account the balance of the Purchase Price, which, when added to the Deposit, shall be equal to the Purchase Price referenced in Paragraph 4. PURCHASER shall also pay into Escrow such additional amounts as are assessed against PURCHASER as "Closing Costs" as defined in Paragraph 14 and "Prorations" as described in Paragraph 15.

6. ESCROW AND CLOSING DATES. The "Escrow Holder" shall be First American Title
   ------------------------
        Insurance Company, 200 SW Market Street, Portland, OR 97201-5786,
        Attention: Ms. Patricia Parsons, Vice President, telephone number (503-795-7600). SELLER shall deliver a fully executed copy of this Agreement to Escrow Holder within five (5) days of receipt of the Agreement executed by PURCHASER. The "Opening of Escrow" shall be deemed to be that date on which SELLER delivers to escrow the fully executed documents. The "Close of Escrow" or "Closing Date" shall be no later than WEDNESDAY, NOVEMBER 12, 1997, unless extended pursuant to the terms of this Agreement. This Agreement shall serve as escrow instructions. Supplementary instructions may be provided in writing and executed by both SELLER and PURCHASER.

7. PRELIMINARY TITLE REPORT AND TITLE INSURANCE.  The "Title Company" shall be
   --------------------------------------------
        First American Title Insurance Company, 200 SW Market Street, Portland, OR 97201-5786, telephone number (503-795-7600). SELLER will cause the Title Company to issue its commitment to insure PURCHASER'S title in an amount equal to the Purchase Price ("Commitment"), and shall cause the same, with copies of all documents referred to therein, to be delivered to PURCHASER within ten business (10) days from Opening of Escrow. At the Close of Escrow, SELLER shall cause the Title Company, at SELLER'S sole expense, to issue to PURCHASER an ALTA extended coverage owners' policy of title insurance showing good and marketable fee title to the Property vested in PURCHASER (the "Title Policy"). PURCHASER shall pay for any endorsements to the Title Policy. The issued Title Policy shall contain a liability limit in an amount equal to the Purchase Price and shall contain only those exceptions approved by PURCHASER as provided in Paragraph 6(c) ("Permitted Exceptions").

8. CONDITIONS PRECEDENT.  In addition to any other requirements or conditions to
   --------------------
        Close of Escrow, PURCHASER'S obligations hereunder to purchase and pay for the Property shall be subject to the conditions precedent set forth in this Paragraph 8, which shall be satisfied or waived on or before the time and date specified below or before Closing if no time is specified. If they are not so satisfied or waived, this Agreement and the Escrow shall, at PURCHASER'S option, terminate; and Escrow Agent shall return the Deposit to PURCHASER.

   (a) PHYSICAL AND ECONOMIC SUITABILITY.  PURCHASER shall have until 5:00 PM,
       ---------------------------------
           TUESDAY, SEPTEMBER 30, 1997 (the "Inspection Period") to inspect the Property and make whatever other inquiry it deems appropriate to determine the physical and economic suitability of the Property for PURCHASER'S intended use and the environmental condition of the Property. PURCHASER may engage consultants or engineers of the PURCHASER'S choosing to conduct studies of the Property as the PURCHASER deems necessary. The PURCHASER or its agents shall have the right to enter the Property at reasonable times to make such tests, inspections, studies, and other investigations as the PURCHASER may require, at the PURCHASER'S expense and risk. The PURCHASER shall indemnify and hold the SELLER harmless from any loss, damage, or claim arising out of the PURCHASER'S access to the Property for the purpose of making tests, inspections, studies, and other investigations. PURCHASER shall notify SELLER in writing on or before the end of the Inspection Period whether or not the results of PURCHASER'S inspection satisfy PURCHASER that the Property is suitable for its intended use. In the event PURCHASER elects to terminate this Agreement, PURCHASER shall provide SELLER with copies of any such tests, studies and other investigations conducted by PURCHASER under the provisions of this paragraph. PURCHASER may, upon deposit of an additional Twenty Five Thousand Dollars ($25,000.00) in cash and not later than Tuesday, September 30, 1997, extend this contingency period by an additional thirty (30) days to 5:00 PM, Wednesday, October 29, 1997. Said additional deposit and the Deposit shall be non-refundable in the event this transaction fails to close through no fault of SELLER, but shall be fully applicable to the Purchase Price at Close of Escrow.

   (b) SURVEY AND LOT SIZE.  No later than fifteen (15) business days after the
       -------------------
           Opening of Escrow, SELLER, at its expense, shall deliver to PURCHASER four (4) copies of an ALTA survey of the Property prepared by and certified by a licensed surveyor or engineer.

   (i) PURCHASER shall notify SELLER in writing of any objections to the survey within fifteen (15) business days of receipt of the survey. Failure of PURCHASER to so notify SELLER shall constitute PURCHASER'S acceptance of the survey; and election to proceed with the purchase.

   (ii) The Purchase Price will be determined by multiplying the land prices described in Paragraph 3 by the net usable square footage of the Property. Net usable square footage means total square footage less portions below the 100 year flood plain.

   (c) REVIEW OF COMMITMENT.  PURCHASER shall have fifteen (15) business days
       --------------------
        after receipt of the Commitment and copies of all documents mentioned therein within which to notify SELLER and Escrow Holder in writing of PURCHASER'S approval or disapproval of any exceptions shown therein. All approved exceptions shall be permitted exceptions

        ("Permitted Exceptions"). Prior to Closing, SELLER shall satisfy all exceptions not accepted by PURCHASER which can be removed at Closing by the payment of money. In the event of disapproval of any other exceptions, SELLER shall have ten (10) business days within which to advise PURCHASER whether or not it will eliminate any disapproved exceptions from the policy of title insurance to be issued in favor of PURCHASER. If SELLER fails to notify PURCHASER within such ten (10) business day period or notifies PURCHASER that it elects not to eliminate any disapproved exception, or if PURCHASER is not satisfied, in its discretion, with SELLER S means of eliminating all exceptions, PURCHASER may determine on or before the end of the Inspection Period whether or not it elects to proceed with the purchase. PURCHASER shall notify SELLER and Escrow Holder in writing if it elects not to purchase the Property.

   (d) NO MATERIAL CHANGES.  At the Closing Date, there shall have been no
       -------------------
        material adverse changes related to or connected to the Property since the end of the Inspection Period.

   (e) SELLER DELIVERIES.  Within ten (10) business days after the Opening of
       -----------------
        Escrow, SELLER shall provide to PURCHASER without any warranty or representation complete copies of any of the following in SELLER'S possession relating to the Property:

   (i)   Environmental reports on the Property, if available.

   (ii)  Wetlands reports or flood plain analysis performed on the Property.

   (iii) Soils or geotechnical reports performed on the Property.

   (iv) All applicable governmental permits, approvals, orders, and related documents.

9. SELLER'S REPRESENTATIONS AND WARRANTIES.  SELLER makes the following
   ---------------------------------------
         representations and warranties to PURCHASER:

   (a) SELLER is the owner of all right, title and interest in the Property and has the absolute right, power and authority to sell, transfer and assign the Property to PURCHASER. All requisite action (corporate, trust, partnership, or otherwise) has been taken by the SELLER in connection with entering into this Agreement, the instruments referred to herein, and the consummation of the transactions contemplated herein. No further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority, or other party is required.

   (b) The persons executing this Agreement and the instruments referred to herein on behalf of the SELLER and the partners, officers, or trustees of the SELLER, if any, have the legal power, right, and actual authority to bind the SELLER to the terms and conditions of this Agreement.

   (c) This Agreement and all documents required to be executed by the SELLER are and shall be valid, legally binding obligations of and enforceable against the SELLER in accordance with their terms.

   (d) Neither the execution and delivery of this Agreement and documents referred to herein, nor the incurring of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement and the documents referred to herein conflict with or result in the material breach of any terms, conditions, or provisions of, or constitute a default under any bond, note, or other evidence of indebtedness, or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease, or other agreements or instruments to which the SELLER is a party or affecting the Property.

   (e) The SELLER represents and warrants that, to the best of SELLER'S knowledge and belief, there is:

   (i) No current or proposed action by any governmental body to condemn or acquire through eminent domain any portion of the Property;

   (ii) SELLER has received no notice from any governmental body that the Property is in violation of any applicable law, ordinance or regulation, nor does SELLER know of any facts which constitute a violation; and

   (iii) There is no litigation pending or threatened against SELLER or any other facts known to SELLER that would have any material adverse impact on the value of the Property or prevent SELLER from engaging in this transaction.

   (f) The information contained in the recitals is true and correct.

   (g) The SELLER represents that, to the best of SELLER'S knowledge and belief but without undertaking any inspection, no Hazardous Substance has been placed , stored, spilled, leaked, released or in any way allowed to contaminate the Property during SELLER'S ownership of the Property. The SELLER further represents and warrants that during the term of SELLER'S ownership of the Property, SELLER has not placed, stored, spilled, leaked, or released any Hazardous Substance on the Property. Hazardous Substance shall be defined, for purposes of this Agreement, as any hazardous, toxic, infectious or radioactive substance, waste or material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions. Environmental Law shall be defined, for purposes of this Agreement, as any federal, state or local statute, regulation or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the environment

   (h) The SELLER is the legal and beneficial fee simple titleholder of the Property and has good, marketable, and insurable title to the Property, free and clear of all liens, encumbrances, claims, covenants, conditions, restrictions, easements, rights of way, options, judgments, or other matters, except as disclosed by the preliminary title report. There shall be no change in the ownership, operation, or control of the SELLER from the date of this Agreement until the Closing Date.

    (i) The SELLER'S representations and warranties contained herein are true and accurate, and are not misleading. The SELLER'S representations and warranties contained herein shall be continuing and shall be true and correct as of the Closing Date with the same force and effect as if remade by the SELLER in a separate certificate at that time. The SELLER S representations and warranties contained herein shall survive the close of escrow and shall not merge into the deed and the recordation of the deed in the official records. SELLER agrees to indemnify, defend, protect and hold harmless PURCHASER from and against any claims, demands, lawsuits, liabilities, costs and expenses (including attorney's fees) arising out of any inaccuracy in or breach of any representation or warranty of SELLER under this Paragraph 9, provided that a claim by PURCHASER arising from breach of representation or warranty under this Paragraph 9 shall be barred unless PURCHASER gives SELLER notification of such claim within one year following the closing date.

10.  PURCHASER'S REPRESENTATIONS AND WARRANTIES.  In addition to any express
     ------------------------------------------
     agreements of the PURCHASER contained herein, the following constitute representations and warranties of the PURCHASER to the SELLER:

   (a) The PURCHASER has the legal power, right, and authority to enter into this Agreement and the instruments referred to herein and to consummate the transactions contemplated herein.

   (b) All requisite action (corporate, trust, partnership, or otherwise) has been taken by the PURCHASER in connection with entering into this Agreement and the instruments referred to herein and the consummation of the transactions contemplated herein. No further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority, or other party is required.

   (c) The persons executing this Agreement and the instruments referred to herein on behalf of the PURCHASER have the legal power, right, and actual authority to bind the PURCHASER to the terms and conditions of this Agreement.

   (d) This Agreement and all documents required by it to be executed by the PURCHASER are and shall be valid, legally binding obligations of, and enforceable against the PURCHASER in accordance with their terms.

   (e) Neither the execution and delivery of this Agreement and documents referred to herein, nor the incurring of the obligations set forth herein, nor the consummation of the transactions contemplated, nor compliance with the terms of this Agreement and the documents referred to herein conflicts with or results in the material breach of any terms, conditions, or provisions of or constitute a default under any bond, note, or other evidence of indebtedness, or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease, or other agreements or instruments to which the PURCHASER is a party.

11. FORFEITABILITY OF DEPOSIT.  Upon the passage of the Inspection Period with
    -------------------------
    PURCHASER'S satisfaction of the conditions in Paragraph 8 or waiver of any objections, and if the sale and purchase of the Property fails to Close, and such failure is not due to a default under the terms of this Agreement by SELLER, or failure of any condition to Closing, the Deposit and any option fees shall be paid to SELLER and PURCHASER authorizes and instructs Escrow Agent to deliver the Deposit to SELLER. SELLER and PURCHASER acknowledge that SELLER S damage would be difficult or impossible to ascertain in the event of PURCHASER S default under its obligation to purchase the Property and that the Deposit is a reasonable estimate of those damages. SELLER and PURCHASER intend the Deposit to be liquidated damages and not a penalty. SELLER and PURCHASER acknowledge that the amount of the Deposit has been set taking into account various factors, including the potential for change in value of the Property. The estimate of damages that could result from a breach by PURCHASER, as reflected in the amount of the Deposit, is not intended to be adjusted because of future increase or decrease in the value of the Property. If PURCHASER objects to title exceptions and such objections are not satisfied by SELLER or accepted by PURCHASER in the time provided or if PURCHASER objects to any aspect of the Property during the Inspection Period, or if the sale and purchase of the Property fails due to SELLER S default, or failure of any condition to Closing, the Deposit and the option fees shall be returned to PURCHASER.

12.     ITEMS TO BE DELIVERED TO ESCROW HOLDER ON OR BEFORE CLOSE OF ESCROW:
        -------------------------------------------------------------------

   (a)  By SELLER:

   (i)  DEED.  An Oregon Statutory Warranty Deed to the Property (the "Deed")
        ----
               in the form of Exhibit "B" in favor of PURCHASER with title vesting in PURCHASER, duly executed and acknowledged by SELLER, conveying fee title to the Subject Property subject only to Permitted Exceptions.

   (ii)  CERTIFICATION OF NON-FOREIGN STATUS.  A certificate dated as of the
         -----------------------------------
               Closing Date, addressed to PURCHASER, duly executed by SELLER under penalty of perjury, regarding SELLER'S non-foreign status, in the form of Exhibit "C", hereunto annexed and made a part hereof.

   (iii)  CERTIFICATION AS TO REPRESENTATIONS.  A certificate dated as of the
          -----------------------------------
               Closing Date, addressed to PURCHASER, duly executed by SELLER, stating that the representations and warranties made by SELLER in this Agreement are true and complete on the Closing Date as if made again on the Closing Date.

   (iv) ASSIGNMENT OF EASEMENTS AND AGREEMENTS.  Specific assignment in favor
        ---------------------------------------
               of PURCHASER of the Property not conveyed by the Deed duly executed and acknowledged by SELLER in the form of Exhibit "D", hereto annexed and made a part hereof.

   (b)  By PURCHASER:

   (i) PURCHASE PRICE.  The Purchase Price as provided in Paragraph 4 and
       --------------
                PURCHASER'S share of the Closing Costs and Prorations as defined in Paragraphs 14 and 15.

13.    CLOSING PROCEDURE. At the Close of Escrow, when Escrow Holder has
       -----------------
       received the funds and the items to be delivered by SELLER and PURCHASER described in Paragraph 12 above, and is prepared to issue and deliver the Title Policy in the form required by this Agreement, Escrow shall:

   (a) Collect from PURCHASER the Closing Costs described in Paragraph 14, and such additional amounts, if any, as are assessed against PURCHASER as a result of Prorations pursuant to Paragraph 15;

   (b) Record the Deed;

   (c) Deliver to SELLER the Cash Payment Due on Closing after deducting the Closing Costs pursuant to Paragraph 14, any portion of the Deposit previously released to SELLER, and such additional amounts attributable to SELLER as a result of Prorations pursuant to Paragraph 15;

   (d) Deliver to PURCHASER its title policy.

   (e) Deliver to SELLER and to PURCHASER the items each is to receive at Close of Escrow as listed in Paragraph 12.

14. CLOSING COSTS.  SELLER and PURCHASER shall each pay one-half of the escrow
    -------------
    fees of Escrow Holder. If the Escrow is terminated because of failure of any of the conditions set forth herein, Escrow Holder's cancellation fee, if any, shall be equally divided by SELLER and PURCHASER; provided that if Escrow is terminated because of the failure of either party to perform its duties as required hereunder, the nonperforming party shall pay the entire cancellation fee, if any, of Escrow Holder. SELLER shall pay all documentary and transfer taxes and the cost of the Title Policy. PURCHASER shall pay the cost of any endorsements for the Title Policy. SELLER shall pay the real estate commission described in Paragraph 19.

15. PRORATIONS.  Real property taxes and assessments shall be prorated at
    ----------
    Closing. SELLER shall pay any deferred taxes or charges due as a result of the Property having been classified as farm use property, whether assessed before or after Closing.

16. CONDITION OF PROPERTY AND IMPROVEMENTS.  SELLER is conveying, and PURCHASER
    --------------------------------------
    shall accept, the Property "AS IS" except for the representations and warranties contained herein and in the Deed. As of the Closing, PURCHASER shall have inspected the Property to determine if it is physically and economically suited for its intended use. PURCHASER acknowledges that PURCHASER S inspection shall consider but not be limited to soils and environmental assessment and any other aspect of the Property as reasonably required for PURCHASER to evaluate the Property. PURCHASER further acknowledges that, except as provided in this Agreement, SELLER has made no other representations, warranties or agreements relating to the condition of the Property, or the Improvements, including without limitation, the development potential of the Property, the present status of zoning or other governmental requirements affecting the Property, the availability of water or other services, or compliance with environmental laws and regulations.

THIS AGREEMENT WILL NOT ALLOW USE OF THE PROPERTY IN VIOLATION OF APPLICABLE LAND USE OR ZONING LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS AGREEMENT, PURCHASER SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES.

17. SELLER'S ARCHITECTURAL APPROVAL AND SITE PLAN APPROVAL.  PURCHASER shall
    ------------------------------------------------------
    submit, not later than thirty (30) days prior to application for a building permit, to SELLER, or the then in effect Declarant defined by the CC&R's, for SELLER'S written approval, which shall not be unreasonably withheld, plans for PURCHASER'S exterior design of improvements and development of the Property, consisting of at least site elevations, landscapes, signage location, exterior lighting, building setbacks, parking including parking spaces, building ratio, curbs, sidewalks and building exteriors including colors, material and roof-top mechanical. SELLER will give PURCHASER its written approval or disapproval of PURCHASER'S design within five (5) business days of their receipt. SELLER shall act in its capacity as Declarant under any CC&Rs now or hereafter adopted when approving the plans submitted hereunder, all to the end that the improvements to be constructed shall be deemed to be in compliance with any such CC&Rs if the same are constructed substantially in accordance with the plans approved by SELLER.

18. RISK OF LOSS.  The risk of loss or damage to the Property until closing
    ------------
    shall be borne by the SELLER. If, prior to closing, the Property shall be destroyed or damaged by any occurrence, or any action with respect to the Property shall be instituted or threatened for condemnation pursuant to any power of eminent domain, SELLER shall promptly notify PURCHASER thereof and PURCHASER shall have the option to terminate this Agreement by delivering written notice of its election to terminate to SELLER within ten (10) days after PURCHASER is so notified by SELLER. If PURCHASER elects to terminate this Agreement, any sums paid by PURCHASER hereunder shall be refunded in full and the Agreement shall thereafter be null and void and of no further force and effect. If PURCHASER does not so elect to terminate this Agreement and closing is held and the Purchase Price has been paid, PURCHASER shall be entitled to any award pursuant to any condemnation or eminent domain proceedings and to settle any loss with insurance carriers and to receive the proceeds of all insurance applicable to the loss.

19. COMMISSIONS.
    -----------

(a) At the Close of Escrow, SELLER shall pay any brokerage commission and fees owed to National Properties. SELLER hereby represents and warrants that other than as provided in the Listing Agreement with National Properties, SELLER has not incurred any obligation for the payment of any real estate broker's commission, finder's fee or like sum in connection with the sale of the Property to PURCHASER.

(b) PURCHASER hereby represents and warrants to SELLER that other than Corporate Realty Advisors, PURCHASER has not incurred any obligation for the payment of any real estate broker's commission, finder's fee or other like sum in connection with the sale of the Property to PURCHASER, and PURCHASER hereby agrees to indemnify and hold SELLER harmless from and against any and all claims, demands, causes of action and costs, including attorneys' fees and costs, made, brought or sought against or from SELLER arising out of any agreement for the payment of a real estate broker's commission, finder's fee or other like sum entered into between PURCHASER and any other third party in connection with the sale of the Property to PURCHASER.

(c) At Closing, SELLER shall pay to National Properties and Corporate Realty Advisors each fifty percent (50%) of the total commission due pursuant to SELLER S listing agreement with National.

20. DEVELOPMENT APPROVALS.  SELLER will cooperate with and assist PURCHASER in
    ---------------------
    obtaining governmental approvals necessary for development of the Property and will execute all plats, applications, instruments and documents requested by PURCHASER in connection with obtaining governmental approvals. SELLER will not be obligated to expend any funds in connection with obtaining governmental approvals except that SELLER shall complete all lot line adjustments or other proceedings necessary to make the Real Property legal lots of record at SELLER S expense on or before closing.

21. EFFECT OF ACCEPTANCE.  Upon acceptance, this offer will become an Agreement
    --------------------
    binding upon and inuring to the benefit of PURCHASER and SELLER and their respective heirs, legal representatives, successors and assigns, and will be deemed to contain all the terms and conditions agreed upon, it being agreed that there are no conditions, representations, warranties, covenants, or agreements not contained herein or in the Exhibits hereto. Any subsequent conditions, representations, warranties, covenants or agreements will not be valid and binding upon the parties unless in writing and signed by both parties.

22. NO WAIVER.  Except as herein expressly provided, no waiver by a party of any
    ---------
    breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance shall be a waiver of any preceding breach other than the failure to pay the amount so accepted or the failure to perform the tasks accepted. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

23. NOTICES.  All notices, requests, demands and other communications hereunder,
    -------
    shall be in writing and shall be delivered by hand, transmitted by facsimile transmission (provided sender obtains an electronic confirmation and also delivers a copy by mail or overnight delivery service), sent prepaid by Federal Express (or a comparable overnight delivery service), or sent by the United States Mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid, shall be deemed given or made (as the case may be), when actually delivered to the intended recipient:

      If to SELLER:      Standard Insurance Company
                         Attention:  Ms. Jan Espy, Standard RE Investors, L.L.C.
                         1100 SW 6th Avenue
                         Portland, Oregon 97204

      With a Copy to:    Robert D. Rankin
                         McEwen, Gisvold, Rankin, Carter & Streinz
                         1600 Standard Plaza
                         1100 SW Sixth Avenue Portland, OR 97204
                         Telephone: (503) 226-7321 Facsimile: (503) 243-2687

      If to PURCHASER:   Etec Systems, Inc.
                         Attention:  Yvone Hobbs, Director of Facilities
                         26460 Corporate Avenue
                         Hayward, CA 94545
                         Telephone:  (510) 887-3314  Facsimile:  (510) 887-2870

      With a Copy to:    Etec Systems, Inc.
                         Director, Legal and Corporate Services
                         Attention:  Saul Arnold
                         26460 Corporate Avenue
                         Hayward, CA 94545
                         Telephone:  (510) 887-3550  Facsimile:  (510) 780-3845

Either party may, by written notice as aforesaid, designate a different address for notices.

24. ASSIGNMENT.  In the event PURCHASER should desire to assign this Agreement,
    ----------
    PURCHASER shall have the right to assign only to a developer, owner, or financing entity specifically designated by Etec Systems, Inc., for the sole purpose of developing a building or buildings to be 100% occupied by Etec Systems, Inc. For an assignment other than the foregoing, PURCHASER shall give SELLER written notice of such desire at least fifteen (15) days prior to the date of on which PURCHASER wishes to make such assignment. PURCHASER shall provide the name of the proposed assignee together with such other information regarding the proposed assignees financial status and experience as SELLER may request. SELLER shall then have the right, in its sole discretion, within fifteen (15) days of receipt of PURCHASER'S notice, to terminate this Agreement. Should SELLER consent to an assignment of this Agreement the assignee shall assume all of the obligations of PURCHASER under this Agreement and the Escrow, and no such assignment shall release or relieve PURCHASER from its obligations under this Agreement.

25.  SELLER'S POST CLOSING RIGHT TO REPURCHASE AND RIGHT OF FIRST REFUSAL.
     ---------------------------------------------------------------------

 (a) SELLER'S Right to Repurchase. PURCHASER shall commence construction of a building or buildings on the Property within thirty-six (36) months of the Close of Escrow. In the event PURCHASER fails to commence construction within such thirty-six (36) -month period, SELLER shall have an option to repurchase the Property for the same price and financial terms as provided in this Agreement provided however, that the price shall be increased by an amount equal to eighteen percent (18%) of the Purchase Price. SELLER'S option to repurchase may be exercised only by notice (a "Repurchase Notice") to PURCHASER within thirty (30) days following PURCHASER'S failure to commence construction within the thirty-six (36) month period described in this paragraph; and if exercised shall be closed within thirty (30) days of delivery of SELLER'S Repurchase Notice to PURCHASER. The term "commence construction" as used herein, shall mean the completion of footings and slab for the improvements.

 (b) The thirty-six (36)-month period described in Paragraph 25 (a) shall be extended for the period of time that one of the following events has rendered impossible or reasonably impracticable such commencement of construction by PURCHASER: strikes, lockouts, labor disputes, natural disasters or acts of God, inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotions; fire or other casualty; any failure or defect in the supply, quantity or character of electricity, gas, water or other utilities furnished to the Property; the failure of SELLER to perform its obligations under this Agreement when required to do so; and causes beyond the reasonable control of PURCHASER (excluding financial inability). Should the work performed by PURCHASER or its contractor result in a strike, lockout or labor dispute, such strike, lockout or labor dispute shall not excuse PURCHASER performance.

     (c) SELLER's Right of First Refusal. Purchaser agrees not to sell, transfer, exchange, grant an option to purchase, lease, or otherwise dispose of the Property or any part of, or interest in, the Property for a purpose other than one hundred percent (100%) occupancy by Purchaser without first offering the Property to SELLER on the terms and conditions set forth in this Paragraph 25(c). As used in this paragraph, the term "sell" includes a ground lease of the Property with primary and renewal terms of more than 15 years in the aggregate.

        (i) If Purchaser desires to sell the Property for a purpose other than its own exclusive use it shall notify SELLER of any offer ("Offer") it receives and provide SELLER with a copy of the Offer. SELLER shall have the prior and preferential right to purchase the Property (or the part of or interest in the Property covered by the Offer, as the case may be) at the same price and on the same terms and conditions as are contained in the Offer, except that if SELLER exercises the right of first refusal by electing to purchase the Property then (1) the closing of the transaction contemplated by the Offer shall take place no later than 90 days after the date that SELLER elects to exercise the right of first refusal, and

         (2) SELLER shall receive a credit against the sale price of the Property in an amount equal to any brokerage commission that Purchaser may save by selling the Property to SELLER rather than the Third-Party Offeror.

      (ii) SELLER shall have 15 days from the date SELLER receives the notice and a copy of the Offer to notify Purchaser whether SELLER elects to purchase the Property pursuant to the terms of the Offer. If SELLER elects to exercise its right to purchase the Property, then, in addition to giving Purchaser written notice of its election within the 15-day period, SELLER also shall tender an amount equal to the earnest money deposit, if any, specified in the Offer, which will be held and used in accordance with the terms of the Offer.

      (iii) If SELLER fails to timely exercise its right to purchase the Property pursuant to the terms of this Agreement, then Purchaser shall be entitled to sell the Property according to the terms of the Offer to the Third-Party Offeror, subject to the terms of subparagraph (iv) below.

      (iv) If SELLER fails to timely exercise its right to purchase the Property pursuant to the terms of this Agreement, and for any reason Purchaser shall not sell or convey the Property to the Third-Party Offeror on the terms contained in the Offer within six months of SELLER's election not to purchase, then Purchaser must resubmit the Offer as well as any other offer to SELLER before selling the Property, and such offers shall be subject to SELLER's right of first refusal under this Agreement; however, notwithstanding the foregoing, if Seller and Purchaser enter into a binding earnest money agreement on the terms contained in the Offer and are diligently attempting to close the sale six (6) months after Seller's election not to purchase, the time for closing before resubmitting the offer to Seller shall be extended three (3) more months for a total of nine (9) months in which to close.

      (v) The term of this Right of First Refusal commences as of the date of this Agreement and terminates on the earlier to occur of (1) SELLER's occupancy of the completed improvements on the Property, (2) the expiration of five (5) years after the Effective Date, or (3) the consummation of a sale of the Property to a third party as provided in subparagraph (iv) above. SELLER shall subordinate its right of first refusal to the first lien of SELLER's construction and/or permanent lenders and cooperate in providing Purchaser with any instruments that Purchaser reasonably may require for the purpose of removing from the public record any cloud on title to the Property attributable in any manner to the grant or existence of this right of first refusal.

26. ATTORNEY FEES.  In the event action is instituted to enforce any term of
    -------------
    this Agreement, the prevailing party shall recover from the losing party reasonable attorney fees incurred in such action as set by the trial court and, in the event of an appeal, as set by the appellate courts.

27. SELLER DEFAULT.  In the event of any default in performance of SELLER'S
    --------------
    obligations under this Agreement, PURCHASER shall be entitled to all of its remedies under this Agreement, at law and in equity, including the right to specific performance and injunctive relief as a matter of right.

28. GOVERNING LAW.  This Agreement is governed by and will be construed in
    -------------
    accordance with the laws of the State of Oregon.

29. DEFINITION OF "CLOSING".  The word "Closing" or words of similar import as
    -----------------------
    used in this Agreement will be construed to mean the originally fixed time and Closing Date specified herein or any earlier or adjourned date agreed to in writing by the parties.

30. TIME OF ESSENCE.  Time is of the essence of each of the obligations of each
    ---------------
    party hereunder.

31. INVALIDITY OF PROVISIONS.  If any provision of this Agreement is found to be
    ------------------------
    invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the validity of and enforceability of the remaining provisions of this Agreement.

THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

   IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement in four duplicate originals as of the date first above written.



"PURCHASER"                                                "SELLER"

ETEC SYSTEMS, INC., A NEVADA CORPORATION                   STANDARD INSURANCE COMPANY,
AND/OR ASSIGNS                                             AN OREGON CORPORATION


By: /s/ Melanie J. Mock                                     By:  /s/ Eric E. Parsons
Its:  Treasurer                                             Vice President


                                                            ATTEST:


By:  /s/ Saul E. Arnold                                      By:/s/ Trond Ingvaldsen
Its:  Assistant Secretary                                    Assistant Secretary



  Exhibit List:

  "A" Legal Description of Property
  "B" Oregon Statutory Warranty Deed
  "C" Certificate of Non-Foreign Status
  "D" Assignment of Easements and Agreements